Exhibit 99.2


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                            Stanley F. Druckenmiller
                                             40 West 57th St., 25th Floor
                                             New York, New York  10019


Date of Event Requiring Statement:           08/01/07
Issuer and Ticker Symbol:                    Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:                      10% Owner (1)
Designated Filer:                            Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

Title of Security:                           Common Stock,
                                             par value $0.001 per share
Transaction Date                             08/01/07
Transaction Code                             S
Amount of Securities                         150
Securities Acquired (A) or Disposed of (D)   D
Price                                        $7.00 per share
Amount of Securities Beneficially Owned
     Following Reported Transactions         15,459,850
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)


TABLE II INFORMATION

None.